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                                                                    EXHIBIT 10.7

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT
                                     between
                       SRM/PCCP HARBOR BAY ASSOCIATES, LLC
                                       and
                         PENINSULA PHARMACEUTICALS INC.

         This First Amendment to Sublease ("First Amendment"), dated as of November 1, 2003 (the "Execution Date"), is made by and between SRM/PCCP HARBOR BAY ASSOCIATES, LLC, a Delaware limited liability company (Master Landlord and Sublessor, hereinafter referred to as "Landlord") and PENINSULA PHARMACEUTICALS INC., a Delaware corporation (previous Subtenant and now direct Tenant, and for clarity herein referred to as "Peninsula" and in the Sublease as "Subtenant" or "Tenant").

                                    RECITALS

A. Sumitomo Bank Leasing and Finance, Inc., ("Sumitomo") and Lucent Technologies Inc. predecessor-in-interest to Landlord ("Lucent") previously entered into that certain Master Lease of Land and Improvements dated as of May 4, 2000 (the "Master Lease") for the entire Lucent Technology Campus (now known as The Waterfront at Harbor Bay Business Park), including the building located at 1701 Harbor Bay Parkway, Alameda, California (the "1701 Building").

B. Lucent and Peninsula previously entered into that certain Sublease Agreement dated as of October 30, 2002, (the "Sublease") for approximately 7,500 rentable square feet of leased premises in the 1701 Building (the "Subleased Premises").

C. Sumitomo previously assigned its rights and interest under the Master Lease to Lucent and in connection with the previous sale of the Lucent Technology Campus, Lucent assigned its rights and interest in the Master Lease and Sublease to Landlord.

D. By means of an Estoppel Certificate dated as of May 20, 2003, Peninsula agreed and acknowledged (i) the assignment of Lucent's interest in the Master Lease to Landlord with respect to the Subleased Premises and (ii) the assignment of the Sublease, effecting Peninsula to become the direct Tenant to Landlord. In turn, Landlord has recognized the Sublease with Peninsula.

E. Peninsula now desires, among other things, to increase the amount of square footage leased from the Landlord on the Lucent Technology Campus, move to an adjacent building in the Lucent Technology Campus located at 1751 Harbor Bay Parkway (the "1751 Building"), and extend the term of the Sublease and underlying applicable Master Lease, and Landlord has agreed to such modification, upon all of the terms and conditions contained in this Amendment.

G. Unless otherwise specified, capitalized terms are used herein as such terms are defined in the Master Lease and Sublease.

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NOW, THEREFORE, in consideration of the mutual terms and conditions contained in this First Amendment, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. Amendment of Property. The definition of "Property" shall be deleted and replaced with the following new definition:

         "Property" means certain land and property referred to as The Waterfront at Harbor Bay Business Park, located at Harbor Bay Parkway, Alameda, California, consisting of 6 buildings, including the 1701 Building and the 1751 Building, and containing a total of 379,640 rentable square feet.

2. Amendment of Building. Commencing upon November 1, 2003, the definition of "Building" shall be amended to include the 1751 Building. Commencing on January 1, 2004, the definition of "Building" shall be further amended to delete from such definition the 1701 Building.

3.       Amendment of Subleased Premises. The Subleased Premises as set forth in
         Section 1(a) of the Sublease are hereby modified as follows:

                  Commencing upon November 1, 2003, the definition of "Subleased Premises" shall be amended to include 12,358 rentable square feet ("rsf"), measured in accordance with the current BOMA standard, on the second floor of 1751 Harbor Bay Parkway (the "1751 Building") as more specifically shown on the attached EXHIBIT A-1. Commencing on January 1, 2004, the definition of "Subleased Premises" shall be amended to delete all rentable square footage in the 1701 Building. The Landlord acknowledges and agrees that, during the period commencing on November 1, 2003 and expiring on December 31, 2003, Peninsula shall only be required to pay Base Rent for that portion of the Subleased Premises located in the 1701 Building.

4. Deletion of Section 1(b). Section 1(b) of the Sublease shall be deleted in its entirety.

5. Amendment of Section 2. Section 2 of the Sublease shall be deleted in its entirety and replaced with the following new Section 2:

         "2. Termination of Prime Lease. The parties understand and acknowledge that the Prime Lease has been terminated, Landlord is now the fee owner of the Property, and the Sublease is now a direct lease between Peninsula and Landlord. Notwithstanding the termination of the Prime Lease, those provisions of the Prime Lease applicable to the Subleased Premises remain incorporated into the Sublease. The terms of the leasehold arrangement between Landlord and Tenant are set out in the Prime Lease and this First Amendment to Sublease Agreement, and are referred to collectively as the "Lease."

6. Deletion of Section 3. Section 3 of the Sublease shall be deleted in its entirety.

7. Amendment of Section 4. Section 4 of the Sublease shall be deleted in its entirety and replaced with the following new Section 4:

         "4. Obligations under Prime Lease. Sublandlord shall be deemed the Prime Landlord under the Prime Lease, and shall be required to perform those obligations of the Prime Landlord under the Prime Lease, and shall be liable to Peninsula for a breach of all covenants, representations, or other undertakings under the Prime Lease that are applicable to the Subleased Premises."

8. Amendment of Term. The definition of "Expiration Date" in Section 5(a) of the Sublease shall be changed from 11:59 a.m. on July 31, 2004, to 11:59 p.m. on December 31, 2008.

9. Amendment of Exhibit B. As of January 1, 2004, Exhibit B to the Sublease shall be replaced in its entirety with the new Exhibit B-1 "Furniture Inventory" attached to this First Amendment. Tenant has had the opportunity to inspect the existing phone and data wiring in the 1751 Building, and accepts such pre-existing phone and data wiring "As Is" "Where Is". During the Term, Tenant shall have access to the communications closet on the first floor of the 1751 Building through which telecommunications lines enter the 1751 Building and are directed to the second floor of the 1751 Building (the "Communications Closet"). Tenant shall have the right to route phone and data lines from the Communications Closet to the Subleased Premises. Landlord covenants that at all times during the Term, the Communications Closet shall be a Common Area of the 1751 Building that is accessible to all tenants of the 1751 Building, including Tenant.

         Part of the Subleased Premises in the 1751 Building includes a server room that does not currently have any entry into the Subleased Premises, but instead has only an entry from the Common Area of the 1751 Building (the "Server Room"). Tenant shall have the option, at its expense but subject to Landlords approval of final plans, specifications and permits, which approval shall not be unreasonably withheld, to create a doorway entry that will open directly from the Subleased Premises into the Server Room. In addition, Tenant shall have the option, at its expense, to deactivate (per instruction from Netversant who is Landlord's security consultant) all keycard access to the entry of the Server Room from the Common Area of the 1751 Building and install a deadbolt or other locks on such entry in order to prevent any access to the Server Room from the Common Area of the 1751 Building. At Landlord's option at the end of the Term, Tenant shall remove the entry to the Server Room from the Subleased Premises and restore said area to the condition and finish that exists as of the Execution Date.

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10.      Amendment of Base Rent. The monthly Base Rent as last set forth in
         Section 7(a) of the Sublease is hereby amended as of January 1, 2004 to read as follows:

                  (a) For the period commencing January 1, 2004 through December 31, 2004 (such period, "Year 1"), the total Rent payable by Tenant each month shall be equal to $19,772.80, which amount is equal to $1.60 per rsf multiplied by 12,358 rsf. Tenant shall not owe any other rent amounts to Landlord for Year 1 including, without limitation, Additional Rent under Section 7(c); provided, however, Tenant shall owe any additional charges for Tenant's non-Business Hours utility usage. For clarity, Landlord shall bear all Operating Expenses and Taxes during Year 1 and Tenant shall bear all Base Rent and charges for Tenant's non-Business Hours utility charges, as applicable, during Year 1. Landlord shall provide an invoice to Tenant for Tenant's non-Business Hours charges, if any, and Tenant shall pay such invoice within thirty (30) days of its receipt thereof. Tenant shall have the right to audit Landlord's records to determine the accuracy of the invoiced amounts in accordance with the audit procedures set forth in
         Section 8.3(e).

                           Thereafter during the Term, the Base Rent payable by Tenant shall be as follows:

          Months                             Monthly Base Rent
          ------                             -----------------
1/05 through 12/05 ("Year 2")               $14,211.70 per month
1/06 through 12/06 ("Year 3")               $14,829.60 per month
1/07 through 12/07 ("Year 4")               $15,447.50 per month
1/08 through 12/08 ("Year 5")               $16,065.40 per month

11. Amendment of Operating Costs. Commencing on January 1, 2005, the terms of the Sublease shall be amended from an industrial gross/full service to a triple net basis. Section 8 of the Sublease shall be deleted as of January 1, 2004. As of January 1, 2005, the following new Section 8 shall automatically be added with the following language to read as follows:

         "8. Operating Expenses and Taxes.

         8.1      Definitions.

                  (a) For purposes of this Sublease, the following definitions shall apply (Tenant means Peninsula).

                           (i) "ADJUSTMENT DATE" shall mean January 1, 2005 and each January 1 thereafter falling within the Term.

                           (ii) "ADJUSTMENT YEAR" shall mean each calendar year during which an Adjustment Date falls.

                           (iii) "LANDLORD'S STATEMENT" shall mean a written statement furnished by Landlord to Tenant containing a computation or information relating

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         to any Additional Rent asserted by Landlord to be due pursuant to the provisions of this Lease, and containing back up data reasonably sufficient for Peninsula to verify the computation of Additional Rent.

                           (iv) "TENANT'S PROPORTIONATE SHARE" shall be (x) 3.26% with relation to the Campus based on 12,358 rentable square feet in the Premises compared to the total of 379,640 rentable square feet in the Property, and (y) 16.91% with relation to the Building based on 12,358 rentable square feet in the Premises compared to 73,081 rentable square feet in the Building. All expenditures incurred on a Property basis shall be correspondingly allocated on such Property percentage basis to Tenant, and all expenditures incurred on a Building basis shall be correspondingly allocated on such Building percentage basis to Tenant.

                           (v) "OPERATING EXPENSES" shall mean:

                  All reasonable and necessary costs and expenses paid by or incurred on behalf of Landlord in respect of the operation, cleaning, repair, safety, management, security and maintenance of the Building or Property, as the case may be, including the Common Areas of the Building and the common exterior areas of the Property (but on the basis that the Building and Property, as applicable, are fully occupied), and in respect of the services provided to tenants, which are reasonable, directly allocable and directly attributable to the operation of the Building or Property, as the case may be, including:

                           (1) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefits or similar expenses relating to, employees of Landlord or its property manager to the extent engaged full-time in the operation, cleaning, repair, safety, management, security or maintenance of the Property as a whole or the Building, as the case may be;

                           (2) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any law or regulation, union contract or otherwise in respect of the employees describe in (1) above;

                           (3) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities solely allocable to the exterior common areas of the Property and to the common areas of the Building that are not the obligation of any particular tenant;

                           (4) the reasonable cost of casualty, rent, liability, fidelity, plate glass and any other similar insurance, but only to the extent a prudent landlord of a comparable building would carry the type and amounts of such insurance;

                           (5) the reasonable cost of repairs, maintenance and painting of the exterior common areas of the Property and the Building;

                           (6) the reasonable cost or rental of all building and cleaning supplies, tools, materials and equipment for the cleaning and maintenance of the exterior common areas of the Property and the Building;

                           (7) the reasonable cost of supplies for the cleaning and maintenance of the exterior common areas of the Property and the Building,

                           (8) the reasonable cost of work uniforms and dry cleaning of such uniforms for those employees described in (1) above;

                           (9) window cleaning, guard, watchman or other security personnel, service or system for the exterior common areas of the Property and the Building;

                           (10) management fees not in excess of the lesser of five percent (5%) of gross revenue from the Building or the then prevailing market rates for management fees payable for buildings with similar uses to, similarly situated with, and in the same geographic locale as, the Building;

                           (11)     reasonable charges of independent
         contractors performing work included within this definition of Operating Expenses;

                           (12) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Property or Building, as the case may be. Excluded, however, are legal, accounting and other professional fees and disbursements incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Property;

                           (13)     association fees and dues;

                           (14) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Campus provided the original cost of such equipment did not constitute an Operating Expense;

                           (15) exterior landscaping for the Property and interior landscaping for the common areas of the Building; and

                           (16) amortization on a straight-line basis across the useful life of the cost of capital improvements to the Building, the Common Areas and/or the Campus (A) occasioned by any rules, laws or regulations effective subsequent to the Commencement Date of this Lease, but excluding Landlord's cost of modifications and/or new improvements to the Building, the Common Areas and/or the Campus required by the Americans with Disabilities Act as in effect as of the Commencement date of this Lease or (B) that are commercially reasonable and reduce costs that would otherwise be included in Operating Expense or improve life/safety conditions.

         Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

                                            (1) Leasing commissions, attorneys'
         fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Property.

                                            (2) The cost of any service sold to
         any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.

                                            (3) Any depreciation on the
         Property.

                                            (4) Costs of a capital nature,
         including but not limited to capital improvements and alterations, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles.

                                            (5) Expenses in connection with
         services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Property.

                                            (6) Overhead profit increments paid
         to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

                                            (7) All interest, loan fees, and
         other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Property.)

                                            (8) Any compensation paid to clerks,
         attendants, or other persons in commercial concessions operated by Landlord.

                                            (9) Advertising and promotional
         expenditures.

                                            (10) Costs of repairs and other work
         occasioned by fire, windstorm, or other casualty of an insurable nature.

                                            (11) Any costs, fines, or penalties
         incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's negligence or willful misconduct.

                                            (12) The cost of correcting any
         building code or other violations which were violations prior to the Commencement Date of this Lease.

                                            (13) The cost of containing,
         removing, or otherwise remediating any contamination of the Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant.

                                            (14) Costs for sculpture, paintings,
         or other objects of art (and insurance thereon or extraordinary security in connection therewith).

                                            (15) Wages, salaries, or other
         compensation paid to any executive employees above the grade of building manager.

                                            (16) Any other expense that under
         generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

                  (b) For each Adjustment Year falling wholly or partially within the Term, Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of the amount of Operating Expenses for such Adjustment Year.

                  8.2      Tax Expenses.

                  (a) For purposes of this Sublease the following definitions shall apply.

                           (i) "TAXES" shall mean:

                                    (1)      All real estate taxes, assessments
         (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature (but not including income taxes, franchise, capital or stock taxes, gift or inheritance taxes or any other tax imposed upon or measured by Landlord's income or profits) ("IMPOSITIONS"), which may be levied, assessed or imposed on or in respect of all or any part of the Property, whether or not the same constitute one or more tax lots (but not including any Imposition on any tenant's property). If, however, by law, any assessment may be divided and paid in annual installments, then, for the purposes of this definition, (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law, and (ii) there shall be deemed included in Taxes for an Adjustment Year, the annual installment of such assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided.

                                    (2)      Any reasonable and appropriate
         expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Property.

                                    (3)      If at any time during the Term the
         methods of taxation prevailing at the date hereof shall be altered so that in lieu of or in addition to whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Property, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) an Imposition measured by or based in whole or in part upon all or any part of the Building and imposed on Landlord, then all such Impositions shall be deemed to be Taxes.

                           (ii)     Taxes shall not include any of the
         following: Impositions upon improvements or alterations made by the Landlord or other tenants outside of the Building, or upon additions to the Property or Building; or penalties; or interest paid by the Landlord on account of taxes.

                  (b) If, as a result of any application or proceeding or otherwise, there should be a reduction in the Taxes for any Adjustment Year in respect of which Landlord shall have previously rendered a Landlord's Statement, Landlord shall refund to Tenant Tenant's Proportionate Share of such refund, which refund shall be paid to Tenant within twenty (20) days after receipt by Landlord, unless Tenant advises Landlord within fifteen (15) days after receipt by Landlord of such refund to include an adjustment for the succeeding Adjustment Year to reflect such decrease in Taxes. Landlord may deduct from such refund all costs and expenses, including reasonable counsel fees, incurred by Landlord in connection with the application or proceeding to reduce the Taxes in respect of any Adjustment Year. Landlord shall promptly refund to Tenant Tenant's Proportionate Share of any refunds in Taxes received after the Expiration Date of this Lease.

                  8.3      Payment of Operating Expenses and Taxes.

                  (a) For each Adjustment Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the actual Operating Expenses and Taxes. Notwithstanding the foregoing, during the applicable Adjustment Year, Tenant shall pay such Proportionate Share based on an estimate of such amount provided by Landlord in accordance with Section 8.3(b). After the close of each Adjustment Year, the parties shall undertake a reconciliation based on the estimated Proportionate Share paid by Tenant during the applicable Adjustment

         Year and the actual Proportionate Share for such Adjustment Year in accordance with Section 8.3(c).

                  (b) On or prior to the first Adjustment Date for the Subleased Premises and at least forty-five (45) days prior to each Adjustment Date thereafter, Landlord shall advise Tenant in writing of Landlord's good faith, reasonable estimate of Tenant's Proportionate Share of annual Operating Expenses for the applicable Adjustment Year and of Taxes for the applicable Adjustment Year. Commencing on the first day of each Adjustment Year, Tenant shall pay as Additional Rent one-twelfth (1/12th) of Tenant's estimated Proportionate Share of Operating Expenses and Taxes concurrently with the monthly Fixed Rent payment.

                  (c) Within ninety (90) days after the close of each Adjustment Year, Landlord shall deliver to Tenant an itemized Landlord's Statement showing in reasonable detail the (i) actual Operating Expenses and Taxes for the previous year broken down by component expenses; (ii) Tenant's Proportionate Share of such Operating Expenses and Taxes; (iii) the amount of the estimated Proportionate Share of such Operating Expenses paid by Tenant during such Adjustment Year ;and (iv) the amount of the estimated Proportionate Share of such Taxes paid by Tenant during such Adjustment Year. If the amount of the estimated Proportionate Share of Operating Expenses and/or Taxes, as applicable, paid by Tenant during the applicable Adjustment Year exceeds the actual Proportionate Share of Operating Expenses and/or Taxes for such Adjustment Year, Landlord shall refund such excess amount to Tenant within ninety (90) days after the close of such Adjustment Year. Conversely, if the amount of the estimated Proportionate Share of Operating Expenses and/or Taxes, as applicable, paid by Tenant during the applicable Adjustment Year is less than the actual Proportionate Share of Operating Expenses and/or Taxes for such Adjustment Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the amount actually owed for such Adjustment Year within thirty (30) days after receipt of Landlord's Statement.

                  (d) Landlord's failure to submit a Landlord's Statement to Tenant within six (6) months after the expiration of any Adjustment Year shall be deemed a conclusive waiver of Landlord's right to any Additional Rent relating to such Landlord's Statement for such Adjustment Year. Landlord's failure to submit a Landlord's Statement shall not deprive Tenant of its right to recover from Landlord if Tenant's estimated payments exceed the amounts actually due from Tenant for Operating Expenses or Taxes. If Landlord has not provided a Landlord's Statement to Tenant within six (6) months after the expiration of any Adjustment Year and Tenant subsequently requests in writing that Landlord provide such Landlord's Statement, Landlord shall provide such Landlord's Statement to Tenant within thirty (30) days after the date on which Landlord receives such request. Subject to the preceding sentence, the obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or earlier termination of the Term.

                  (e) Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease, including all Operating Expenses and Taxes. All such records shall be maintained in accordance with generally accepted accounting practices and shall be retained for a period of three (3) years after the end of the applicable Adjustment Year. Tenant shall have the right, through itself or its representatives, to examine, copy and audit such records at all reasonable times at Landlord's office during Business Hours. Each Landlord's Statement shall be conclusive and binding upon Tenant unless, within six (6) months after the date on which Tenant receives a particular Landlord's Statement, Tenant notifies Landlord that it disputes the correctness of such Landlord's Statement. Pending the determination of such dispute by audit results, agreement or otherwise, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to the position of Tenant. If Tenant's audit shows that the amount paid by Tenant for Operating Expenses and Taxes for any Adjustment Year exceeds the amount due for such period, then unless Landlord contests the results of the audit as provided below, Landlord shall refund the amount overpaid by Tenant, and if the Operating Expenses and Taxes exceeded by more than five percent (5%) the amount actually due, then Landlord shall also pay for Tenant's audit costs. If such audit shows that the amount paid by Tenant for Operating Expenses and Taxes was less than that due, then within 30 days following commencement of Tenant's audit, Tenant shall pay such shortfall to Landlord. If Landlord contests Tenant's audit, then within 30 days following Landlord's contest, Tenant may submit the matter to binding arbitration conducted by a sole arbitrator under the jurisdiction and the rules of the American Arbitration Association in Oakland, California. The arbitrator shall award fees and costs to the prevailing party."

12. Amendment of Commencement Date. The "Commencement Date" with respect to the 1751 Building shall mean January 1, 2004.

13. Amendment of Repairs and Maintenance. On January 1, 2005, the terms of the Sublease shall be amended from an industrial gross/full service to a triple net basis. Therefore, the terms of Section 12 shall be deleted and replaced with the following language to read as follows:

         "12.     Repairs and Maintenance.

                  (a) During the Term, Landlord shall perform diligently, promptly and in a first class and good and workmanlike manner in compliance with all applicable Legal Requirements, all maintenance, repairs and replacements to: (i) the structural components of the Building, including without limitation the roof, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building; (ii) the parking lots, areas and garages, and the other exterior Common Areas, including their lighting systems; (iii) the exterior improvements to the Building, including walkways, shrubbery and landscaping; (iv) the plumbing and fire sprinkler systems servicing the Building, including electrical and mechanical lines and equipment associated therewith; (vi) the Building heating, ventilation and air conditioning systems and electrical and mechanical lines and equipment associated therewith, ("HVAC"), and life safety systems for the Building; (vii) the elevators of the Building; (viii) the glass including cleaning and replacements; (ix) the roof membrane of the Building; (x) the exterior surfaces of the Building; and (xi) any part of the Building for which Tenant has not expressly assumed responsibility. The costs associated with Landlord's maintenance obligations with respect to the Premises and Building shall be deemed Operating Expenses for which Tenant shall bear its Proportionate Share; provided, however that the Landlord shall bear all of such Operating Expenses during Year 1.

                  (b) If Tenant shall have given Landlord notice of Landlord's failure to perform any repair or other work which Landlord is required to perform under this Lease, and such failure shall continue unremedied for thirty (30) days following notice as aforesaid (or if such default is of such nature as the same cannot be cured within said thirty (30) day period, then if Landlord shall not have promptly commenced to cure such default within said thirty (30) day period and thereafter prosecuted the curing of such default to completion with due diligence), or without notice to Landlord in the case of an emergency, Tenant may, at its option, at any time thereafter perform such work and cure such default for the account of Landlord, and to the extent that the cost to perform such work reasonably expended by Tenant exceeds Tenant's Proportionate Share of the cost Tenant would have paid if Landlord had performed its obligations, then such excess out-of-pocket costs reasonably incurred by Tenant shall not be deemed to be an Operating Expense, Tenant shall not have any liability with respect to such excess costs, and Landlord agrees to reimburse Tenant such costs within thirty (30) days of written demand therefor by Tenant. In the event that Landlord fails to make such payment when due, it shall bear interest until paid at the Interest Rate.

                  (c) Except for Landlord's obligations as set forth in Paragraph 12(a) above, during the Term, Tenant shall, at its sole expense, maintain the interior portion of the Subleased Premises in good condition and repair, including, but not limited to, (i) perform its own redecorating of the interior of the Subleased Premises if desired by Tenant; (ii) be responsible for all maintenance and repairs of the interior of the Subleased Premises and any maintenance or repairs required as a result of Tenant's negligence, unless covered by any insurance policy maintained or required to be maintained by Landlord or unless caused by the gross negligence or willful misconduct of Landlord, its agents or representatives; and (iii) maintain all computer and telecommunications wiring and outlets, any interior glass, and Landlord's furniture within the Subleased Premises in as good a condition as existed on January 1, 2004, reasonable wear and tear excepted. If Tenant fails to do so, Landlord may give Tenant notice thereof and if Tenant does not remedy such deficiency within 45 days of the giving of such notice, then Landlord may, but shall not be required to, enter the Subleased Premises and put them in good condition, and Landlord's costs thereof as set forth in Landlord's demand to Tenant shall automatically become due and payable as Additional Rent. Tenant shall reimburse Landlord within thirty (30) days following its demand for all costs incurred by Landlord, plus an administrative fee of five percent (5%) of such costs, in making alterations to the structural, mechanical, electrical, plumbing or life safety systems of the Building and to the Common Areas which may be required under applicable Legal Requirements as a result of Tenant's particular use of the Premises or Alterations made within the Premises by Tenant or by Landlord at the request of Tenant."

14. Amendment of Service and Utilities. On January 1, 2005, the terms of the Sublease shall be amended from an industrial gross to a triple net basis. Therefore, the terms of Section 13 shall be deleted and replaced with the following language to read as follows:

         13.      Services and Utilities

                  (a) Landlord shall provide all services for the Building and Subleased Premises consistent with an office flex/research and development building in the geographic area where the Property is located, the cost of which shall be included in Operating Expenses.

                  (b) At Tenant's option, Landlord shall provide janitorial and cleaning services for the Subleased Premises, the actual, reasonable cost of which shall be included in Operating Expenses.

                  (c) Tenant shall pay for all utilities consumed on the Subleased Premises, including after-hours usage.

                  (d) Parking. Tenant shall have the right to use an unlimited number of non-exclusive, non-reserved parking spaces at the Building for the use of Tenant's employees and business visitors, subject to any applicable rules and regulations. Notwithstanding anything in the Prime Lease to the contrary, Tenant shall not be entitled to reserved parking. Landlord agrees that none of the tenants, in addition to Tenant, in the 1751 Building shall be permitted to have any reserved parking.

                  (e) Signage. Tenant shall have the right to have its company name listed in the building directory located in the lobby of the Building, if any, at no additional charge to Tenant. Tenant shall also be allowed signage on entry doors to Tenant's suite and Landlord shall work with Tenant to accommodate reasonable additional signage directing visitors to Tenant's suite at no additional charge to Tenant. Tenant shall be allowed to have signage in front of the Building at no additional charge to Tenant, provided that such signage meets the reasonable signage guidelines established by Landlord.

15. Peninsula's Leasing of Subleased Premises As-Is. Subject to Section 15, Peninsula hereby acknowledges and agrees that it is leasing, and hereby accepts, the Subleased Premises in the 1751 Building in its AS-IS condition and no further improvements shall be made by Landlord, except that Landlord agrees to repair the carpeting throughout the Subleased Premises, and remove map wallpaper and paint the underlying wall in one of the offices in the Subleased Premises prior to December 1, 2003. Tenant shall accept the Premises in its "as-is" condition as of the date of delivery by Landlord. Tenant shall have the right to use the exisiting furniture within the Subleased Premises during the Lease term, and shall return such furniture at the Lease term expiration in good condition, subject to normal wear and tear only.

16. Notwithstanding anything to the contrary in this Lease, Landlord warrants to the best of its knowledge and without further independant investigation, that on the commencement of the term hereof, (a) the Property and Building shall comply with all laws, codes, ordinances and other governmental requirements then applicable to the Property and Building, and (b) the Subleased Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair.

17. Each Party's addresses for notice purposes under Section 32 of the Sublease shall be deleted and replaced with the following:

         If to Tenant prior to January 1, 2004:

         Peninsula Pharmaceuticals, Inc.
         1701 Harbor Bay Parkway
         Alameda, CA  94502
         Attn:  President & Chief Executive Officer

         If to Tenant on or after January 1, 2004:

         Peninsula Pharmaceuticals, Inc.
         1751 Harbor Bay Parkway
         Alameda, CA  94502
         Attn:  President & Chief Executive Officer

         If to Landlord:

         SRM-PCCP Harbor Bay Associates, LLC
         c/o SRM Associates
         1851 Harbor Bay Parkway, Suit 2000
         Alameda, CA 94501
         Attn: Property Manager

18. Deletion of Section 38. Section 38 of the Sublease shall be deleted in its entirety.

19. Brokers. Each party hereby acknowledges that no broker, finder or other person has represented such party with respect to this Amendment. Each party agrees to indemnify, defend and hold the other party harmless from all demands, judgments, damages, costs and expenses (including attorneys' fees and costs) resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the indemnifying party has or purportedly has dealt in connection with this Amendment.

20. Successors and Assigns. All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21. Right of First Opportunity. Landlord and Tenant acknowledge that as of the date of mutual execution of this First Amendment, the remaining space on the second floor of the Building of approximately 25,400 rsf ("Adjacent Space") is vacant and available for lease. Subject to any superior rights of any third party tenant, provided this Lease is in full force and effect and Tenant is not in default hereunder, Landlord shall notify Tenant at such time as it receives a bonafide proposal from a third party tenant to lease any portion of the Adjacent Space. Tenant shall have a right of first opportunity to negotiate with Landlord to lease such Adjacent Space. Conversely, Tenant shall keep Landlord apprised of its space requirements if, during the Lease term, Tenant's space needs exceed the Subleased Premises. Furthermore, if, after fifteen (15) days of negotiation, Landlord and Tenant are unable to agree on mutually satisfactory terms for Tenant to lease the Adjacent Space, then Landlord shall be free to deal with such Adjacent Space, with no further regard to Tenant.

                  (Remainder of Page Left Intentionally blank)

22. Ratification of Lease Terms. All other non-conflicting terms, provisions, covenants and conditions of the Lease, Sublease and all exhibits and addendum thereto shall continue in full force and effect and are hereby ratified by the parties hereto.

LANDLORD:                                         PENINSULA:
SRM/PCCP HARBOR BAY ASSOCIATES, LLC,              PENINSULA PHARMACEUTICALS INC.
a Delaware limited liability company              a Delaware corporation
     By: PCCP LB Harbor Bay Associates, LLC
         a Delaware limited liability company
         Its: Managing Member
     By: PCCP Equities II, LLC
         a Delaware limited liability company
         Its: Co-Managing Member

By:  /s/ Aaron Giovara                      By: /s/ Paul F. Truex
     -------------------------------            --------------------------------
Name:    Aaron Giovara                      Name:  Paul F. Truex
Title:   Vice President                     Title: President and CEO

                                   EXHIBIT A-1

                                   [GRAPHIC]

                                  EXHIBIT B-1

1751 INVENTORY 2ND FLOOR WEST SIDE
10/14/2003

Outside Hallway

                  Black/Red Credence Table 8'                            1

Conference Room 2000/Flight Room

                  Black Leather Chairs                                  14
                  Black/Maroon Training Table 12'                        2
                  Black/Maroon Training Table Round Corner
                        Right side round                                 1
                        Left side round                                  1
                  Black/Maroon Side Table 8'7"                           1
                  Black/Maroon Podium                                    1
                  Black Dry Erase Board 20'x 48"                         1

Room 2004

                  Lab Racks                                              4

Inside Hallway

                  DFM Shelf 48"x 12"                                     1

Room 2201 A & B

                  Black Task Chairs                                      2
                  Black Liberty Guest Chair                              1
                  Rosemount Teardrop                                     1
                  Pedestal    BBF                                        2
                              FF                                         2
                  Rosemount Station with double overhead                 1
                  Rosemount Gray Station                                 1
                  Whiteboard 36" 48"                                     1
                  Meridian two drawer lateral cabinet (locked no key)    1

Kitchen

                  Refrigerator                                           1
                  Dishwasher                                             1
                  Message board 36" x 48"                                1
                  First Aid Cabinet                                      1
                  Recycle Garbage Can                                    1
                  Floor Mat 44" x 65"                                    1

Room 2202

                  Gray Liberty Guest Chair                               2
                  DFM 36" round table                                    1
                  Black Task Chairs                                      1
                  DFM Station                                            1
                  DFM Dry Erase 48" x 60"                                1
                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1
                  Putty two drawer lateral file cabinet                  1
                  Black cloth board 102" x 24"                           1

Room 2203

                  DFM Station                                            1
                  DFM three shelf bookcase                               1
                  DFM four drawer lateral file                           1
                  DFM dry erase board 48" x 60"                          1
                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1
                  Gray Liberty Guest Chairs                              2
                  Black Task chairs                                      1
                  Black cloth board 102" x 24"                           1

Room 2204

                  Rosemount Station                                      1
                  Rosemount Teardrop                                     1
                  Gray Liberty guest chair                               1
                  Black Task Chair                                       1
                  Gray Pedestal BBF                                      1
                  Gray Pedestal FF                                       2
                  Gray two shelf bookcase                                1
                  Whiteboard 36" x 48"                                   1

Room 2205

                  Rosemount Station                                      1
                  Gray Pedestal BBF                                      1
                  Gray Pedestal FF                                       1
                  Black Task Chair                                       1
                  Whiteboard 36" x 48"                                   1

Room 2206

                  DFM Station                                            1
                  DFM three shelf bookcase                               1
                  DFM four drawer lateral file cabinet                   1
                  DFM Dry Erase 48" x 60"                                1
                  Black task chair                                       1
                  Gray Liberty Guest Chair                               2
                  Black cloth board 102" x 24"                           1

                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1

Room 2207

                  DFM Station                                            1
                  DFM three shelf bookcase                               1
                  DFM four drawer lateral file cabinet                   1
                  DFM Dry Erase 48" x 60"                                1
                  Black Task Chair                                       1
                  Gray Liberty Guest Chair                               2
                  Wall Picture                                           1
                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1

Room 2210

                  Rosemount Station                                      1
                  Rosemount Teardrop                                     I
                  Whiteboard 36" x 48"                                   1
                  Black Task Chair                                       1
                  Gray Pedestal BBF                                      1
                  Gray Pedestal FF                                       2
Room 2211

                  Rosemount Station                                      1
                  Gray Pedestal BBF                                      1
                  Gray Pedestal FF                                       1
                  Black Task Chair                                       1

Storage Room/ Room 2212

                  Fire King Safe four drawer letter size                 1
                  Supply Cabinet five shelf 36" x 72"                    1
                  Supply Cabinet four shelf 36" x 66"

Copy Room/ Room 2213

                  Folding tables 60"                                     2
                  Gray three shelf bookcase                              1

Room 2232

                  Rosemount Station                                      1
                  Rosemount Teardrop                                     1
                  Black Task Chair                                       1
                  Whiteboard 36" x 48"                                   1
                  Gray Pedestal BBF                                      1
                  Gray Pedestal FF                                       1

Room 2231/Meeting Room

                  Gray Round table 48"                                   1
                  Gray Conference Room Chairs                            4

Room 2230

                  Rosemount Station                                      1
                  Black Task Chair                                       1
                  Gray Liberty Guest Chair                               1
                  Gray Pedestal BBF                                      1
                  Gray Pedestal FF                                       1
                  Whiteboard 36" x 48"                                   1

Room 2228

                  DFM Station - long desk                                1
                  DFM two drawer lateral file cabinet                    1
                  DFM three shelf bookcase                               1
                  DFM Dry Erase 48" x 48"                                1
                  DFM Pedestal BBF                                       1
                  DFM four drawer lateral file cabinet                   1
                  Black Task Chair                                       1
                  Gray Liberty Guest Chair                               3
                  Black Cloth board 102" x 24"                           1

Room 2223/Conference Room

                  Black/Gray Conference Table 105"                       1
                  Gray Conference Chairs                                 7
                  Rosemount Teardrop                                     1
                  Whiteboard 36" x 48"                                   1

Room 2222

                  DFM Station                                            1
                  DFM four drawer lateral file cabinet                   1
                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1
                  DFM three shelf bookcase                               1
                  DFM Dry Erase 48" x 60"                                1
                  Black Cloth board 102" x 24"                           1
                  Black Task Chair                                       1

Room 2221

                  DFM Station                                            1
                  DFM four drawer lateral file cabinet                   1
                  DFM three shelf bookcase                               1
                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1
                  Black Cloth board 102" x 24"                           2
                  Black Task Chair                                       1
                  DFM Dry Erase 48" x 60"                                1

Room 2220

                  DFM Station                                            1
                  DFM Pedestal BBF                                       1
                  DFM Pedestal FF                                        1
                  Gray Liberty Guest Chair                               4
                  Black Task Chair                                       1

Cubical #1

                  Portable printer station                               1
                  Gray Pedestal BBF                                     28
                  Gray Pedestal FF                                      27
                  Black Task Chair                                      23
                  Teknion Workstation                                   24
                  Gray Liberty Guest Chair                               3
                  Privacy Screen                                         4
                  Stationary printer station                             1
                  Gray two drawer lateral file cabinet                   1
                  Black Conference Chair                                 1

Cubical #2

                  Teknion Workstation                                    6
                  Gray Pedestal BBF                                     10
                  Gray Pedestal FF                                      10
                  Black Task Chair                                       6
                  Black Liberty Guest Chair                              1
                  Gray two drawer lateral file cabinet                   1

Cubical #3

                  Teknion Workstation                                    8
                  Gray Pedestal BBF                                      8
                  Gray Pedestal FF                                       9
                  Black Task Chair                                       7
                  Gray Conference Chairs                                 1
                  Privacy Screen                                         1
                  Stationary printer station                             2

Cubical #4

                  Teknion Bullpen                                        1
                  Gray Conference Chair                                  1
                  Black Conference Chair                                 1
                  Black Task Chair                                       2

IMPORTANT NOTE: The above list is intended to reflect the inventory of furnishings and equipment presently within the Premises. Tenant should independently verify the accuracy of this list. Under no circumstances does the First Amendment imply that if any item above is not actually located within the Premises as of the Execution Date that Landlord shall be obligated to procure same their cost or otherwise.